Exhibit 10(p)

Amendment dated December 15, 2011 to the 2004 Omnibus Stock and Incentive Plan

For

DENBURY RESOURCES INC.

Denbury Resources Inc., a Delaware corporation (the “Company”), pursuant to Section 22 of its 2004 Omnibus Stock and Incentive Plan, as amended (the “Plan”) hereby amends the Plan as set forth below, effective as of December 15, 2011 (the “Effective Date”), pursuant to authority granted in resolutions of the Compensation Committee of the Board of Directors of the Company, adopted during a meeting held on December 14, 2011.  This Amendment shall be applicable to all awards outstanding under the Plan as of the Effective Date and all awards issued thereafter.

1.     Section 20 entitled “Vesting of Awards Upon Retirement” is hereby deleted in its entirety.

2.     Section 2(nn) entitled “‘Retirement Vesting Date’” is hereby deleted in its entirety.

3.     All other terms and provisions of the Plan shall remain unchanged.

DENBURY RESOURCES INC.

/s/ Mark C. Allen
Mark C. Allen Sr. Vice President and Chief Financial Officer